Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Report of Espre Solutions, Inc. (the "Company") on Form 10-Q/A for the period ended June 30, 2008 (the “Report”).

I, BG Moore, Chief Financial Officer of the Company, hereby certify that, to the best of my knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.           The information contained in the Report fairly presents, in all material respect, the financial condition and results of the operations of the Company.

Date: October 8, 2008	/s/ BG Moore
BG Moore, Chief Financial Officer